As Filed with the Securities and Exchange Commission on September 18, 1997 Registration No. 333 - _____

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM S-3
                           REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933



                             BB&T CORPORATION
         (Exact name of registrant as specified in its charter)

  North Carolina                   6060                       56-0939887
 (State or other	        (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of          Industrial Classification     Identification Number)
 incorporation or               Code Number)
   organization)

                         200 West Second Street
                  Winston-Salem, North Carolina 27101
                            (910) 733-2000
    (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                       Jerone C. Herring, Esq.
                 200 West Second Street, 3rd Floor
                Winston-Salem, North Carolina 27101
                            (910) 733-2180
      (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

             The Commission is requested to send copies of
                        all communications to:

                           Douglas A. Mays
              Womble Carlyle Sandridge & Rice, PLLC
                    3300 One First Union Center
                     301 South College Street
                 Charlotte, North Carolina 28202



   Approximate date of commencement of proposed sale of the securities to the public:
 From time to time after the effective date of this Registration Statement.



If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

  Title of each class                     Proposed maximum      Proposed maximum
  of securities to be    Amount to be      offering price      aggregate offering        Amount of
      registered          Registered          per unit               price            registration fee
Common Stock,
par value $5.00           374,841          $53.22(2)           $19,949,038(2)            $6,046
 per share (1)

(1)	Each share of the registrant's common stock includes one preferred share purchase right.
(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act based on the high ($53.50) and low ($52.94) prices of the registrant's common stock as reported on the New York Stock Exchange on September 15, 1997.


                                  PROSPECTUS

                                374,841 SHARES
                               BB&T CORPORATION
                                 COMMON STOCK


     This Prospectus relates to the offer and sale of an aggregate of 374,841 shares of the common stock, par value $5.00 per share ("Common Stock"), of BB&T Corporation (the "Company" or "BB&T") by certain shareholders of the Company (the "Selling Shareholders"). The shares of Common Stock offered by the Selling Shareholders hereby are referred to herein as the "Shares."

     The Shares may be sold directly by the Selling Shareholders or by their pledgees, donees, transferees or other successors in interest. Alternatively, the Shares may be offered to or through brokers or dealers who may act solely as agents or who may acquire Shares as principals. The disposition of the Shares will not include the use of special selling efforts or methods, and may be effected in one or more transactions that may take place on the New York Stock Exchange (the "NYSE"), including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

     No underwriter is otherwise being utilized in connection with this offering. The Company has agreed to bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Shares being offered by the Selling Shareholders, estimated to be $19,000.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. See "USE OF PROCEEDS."

     The Common Stock is traded on the NYSE under the symbol "BBK." On September 15, 1997, the closing price of the Common Stock was $53.44.

 THE SECURITIES TO BE OFFERED PURSUANT TO THIS PROSPECTUS HAVE NOT BEEN
   APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE
                 CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
       ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR
         NON-BANK SUBSIDIARY OF BB&T AND ARE NOT INSURED BY
            THE FEDERAL DEPOSIT INSURANCE CORPORATION
                 OR ANY OTHER GOVERNMENT AGENCY.

      The date of this Prospectus is September 22, 1997.


                      AVAILABLE INFORMATION

     BB&T is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including BB&T.

     Shares of Common Stock are listed on the NYSE, and proxy statements, reports and other information concerning BB&T can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") filed by BB&T with the Commission under the Securities Act with respect to the Shares. This Prospectus does not include all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     No person has been authorized to give any information or make any representation in connection with the offering of securities made hereby other than those contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by BB&T. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities covered by this Prospectus in any jurisdiction where, or to or from any person to whom, it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of BB&T since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by BB&T with the Commission under the Exchange Act are incorporated herein by reference:

     (a) BB&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) BB&T's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997;

     (c) BB&T's Current Reports on Form 8-K dated January 14, 1997, April 11, 1997, May 23, 1997, June 11, 1997, July 11, 1997, July 14,
             1997, August 15, 1997 and August 15, 1997;

     (d) The description of the Common Stock in BB&T's registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed for the purpose of updating such description; and

     (e)     BB&T's Registration Statement on Form 8-A, dated January 10,
1997,
             with respect to the adoption of its shareholder rights plan.

     All other reports filed by the Company with the Commission pursuant to
Section 13(a) and 13(c) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Shares pursuant to this Prospectus, any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meetings of shareholders and any reports filed pursuant to Section 15 of the Exchange Act prior to any such termination of the offering of Shares, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to
constitute a part of this Prospectus.   In particular, reference is made to
the Company's Current Report on Form 8-K dated August 15, 1997, which includes supplemental consolidated financial statements and the related management's discussion and analysis of financial condition and results of operations of the Company, giving effect to the acquisition of United Carolina Bancshares Corporation, effected July 1, 1997 and accounted for as a pooling of interests.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. REQUESTS FOR DOCUMENTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, BB&T CORPORATION, 223 WEST NASH STREET, WILSON, NORTH CAROLINA 27893 OR TELEPHONE: (919) 246-4219.


                            USE OF PROCEEDS

     The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.

                         SELLING SHAREHOLDERS

     The Shares being offered hereby by the Selling Shareholders were acquired in connection with (i) the Company's acquisition on July 31, 1997 of the stock of Refloat, Incorporated, a North Carolina corporation ("Refloat"), in exchange for Common Stock of the Company, and (ii) Refloat's acquisition, immediately following the Company's acquisition of the common stock of Refloat, of the stock of Sheffield Financial Corp., a North Carolina corporation, in exchange for Common Stock of the Company.

     The following table sets forth, for each Selling Shareholder, the amount of Common Stock of the Company owned, the number of shares of Common Stock offered hereby and the number of shares of Common Stock of the Company to be held after completion of this offering, and the nature of any position, office or other material relationship that the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.
No Selling Shareholder owns 1% or more of the outstanding Common Stock.

                                                               Number of
                                                              Shares to be
                              Number of      Number of       Held after the
                               Shares         Shares         Completion of
Name                            Owned      Offered Hereby     this Offering    Relationship with BB&T
Edward M. Armfield, Jr.        113,479        113,479              0           None
Ellison M. Armfield            113,479        113,479              0           None
Jean A. Sherrill               114,253        113,479             774          None
Von Jackson Snow                24,574         24,574              0           President of Sheffield Financial
                                                                               Corp., a subsidiary of BB&T since
                                                                               July 31, 1997,  since April 1992
Carolyn S. Fuller                4,915          4,915              0           None
Mary McLean Armfield Sherrill    4,915          4,915              0           None


                         PLAN OF DISTRIBUTION

     The Shares may be sold directly by the Selling Shareholders or by their pledgees, donees, transferees or other successors in interest. Alternatively, the Shares may be offered to or through brokers or dealers who may act solely as agents, or who may acquire Shares as principals. The disposition of the Shares will not include the use of special selling efforts or methods, and may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act.

     No underwriter is otherwise being utilized in connection with this offering. The Company has agreed to bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Shares being offered by the Selling Shareholders, estimated to be $19,000.

     The Shares have been approved for listing on the NYSE.

                        RECENT DEVELOPMENTS

     On May 1, 1997, BB&T announced an agreement to purchase the investment banking firm Craigie Incorporated ("Craigie"), of Richmond, Virginia, for an undisclosed amount. With offices in Richmond and Charlotte, North Carolina, Craigie specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Craigie's public finance department provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The firm's corporate finance department specializes in raising capital for corporate clients and has an active mergers and acquisitions practice. Established in 1929, Craigie will continue to operate as a subsidiary of BB&T. The acquisition is expected to be completed during the third quarter of 1997 and is subject to the approval of the appropriate regulators and the shareholders of Craigie.

     On May 6, 1997, BB&T announced that it will acquire Virginia First Financial Corporation ("VFFC"), of Petersburg, Virginia, in a transaction valued at $148.4 million based on the closing price of the Common Stock of $40.63 on May 5, 1997. VFFC, with approximately $817 million in assets, operates 24 banking offices through its banking subsidiary, Virginia First Savings Bank, and 12 mortgage loan production centers in Virginia and Maryland under Virginia First Mortgage. Its primary businesses are retail banking and mortgage banking. The acquisition, which is subject to the approval of the shareholders of VFFC and federal and state banking regulators, is expected to be completed by year end.

     BB&T expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Such acquisitions may entail the payment by BB&T of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of BB&T capital stock or the incurring of an additional indebtedness by BB&T, and could have a dilutive effect on the earnings or book value, per share, of Common Stock. Moreover, such acquisitions sometimes result in significant charges against earnings, although cost savings, especially incident to in-market acquisitions, also are frequently anticipated.

                           LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon by Jerone
C. Herring, Executive Vice President and General Counsel of the Company. As of the date of this Prospectus, Mr. Herring owned approximately 25,997 shares of Common Stock.

                               EXPERTS

     The consolidated financial statements of the Company and its subsidiaries which are incorporated herein by reference from the Company's Current Report on Form 8-K dated August 15, 1997, which restates the consolidated financial statements that are incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 to reflect the acquisition of United Carolina Bancshares Corporation by the Company during 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

     Securities and Exchange Commission registration fee       $  6,046
     Legal fees                                                   7,500
     Accounting fees                                              5,000
     Miscellaneous expenses                                         454

     Total                                                      $19,000



Item 15.  Indemnification of Directors and Officers

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

     The registrant's bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising our of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the registrant and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

     The registrant's articles of incorporation provide for the elimination of the personal liability of each director of the registrant to the fullest extent permitted by law.

     The registrant maintains directors and officers liability insurance which, in general, insures: (i) the registrant's directors and officers against loss by reason of any of their wrongful acts and (ii) the registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency which results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1818(b)).

Item 16.  Exhibits

     The following documents are filed as exhibits to this registration statement on Form S-3:

Exhibit No.   Description

4(a) Articles of Incorporation of BB&T Corporation, as amended (incorporated herein by reference to Exhibit No. 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

4(b) Articles of Amendment to Articles of Incorporation of BB&T Corporation effective May 16, 1997, changing the name of the registrant from "Southern National Corporation" to "BB&T Corporation," incorporated by reference to Exhibit No. 3(b) to the registrant's registration statement on Form S-3 (Registration No. 333-27755)

4(c) Bylaws of BB&T Corporation, as amended (incorporated herein by reference to Exhibit No. 3.2 to the registrant's registration statement on Form S-4 filed June 29, 1989 (Registration No. 33-29586) and Exhibit No. 3(c) to the registrant's registration statement on Form S-4 filed May 6, 1997 (Registration No. 333-26545))

4(d) Rights Agreement, dated as of December 17, 1996, between BB&T Corporation and Branch Banking and Trust Company, as Rights Agent (incorporated herein by reference to Exhibit No. 1 of the registrant's registration statement on Form 8-A dated January 10, 1997)

5             Opinion of Jerone C. Herring, Esq.

23(a)         Consent of Jerone C. Herring, Esq. (included in Exhibit 5)

23(b)         Consent of Arthur Andersen LLP

24            Power of Attorney


Item 17.  Undertakings

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of cprospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on September 18, 1997.

                              BB&T CORPORATION

                              By:     /s/ Jerone C. Herring
                              Name:   Jerone C. Herring
                              Title:  Executive Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on September 18, 1997.

       /s/ John A. Allison IV*                 /s/ Scott E. Reed*
Name:  John A. Allison IV               Name:  Scott E. Reed
Title: Chairman of the Board and        Title: Senior Executive Vice
       Chief Executive Officer                 President and Chief Financial
    (principal executive officer)              Officer
                                               (principal financial officer)


       /s/ Sherry A. Kellett*                   /s/ Paul B. Barringer*
Name:  Sherry A. Kellett                 Name:  Paul B. Barringer
Title: Executive Vice President          Title: Director
       and Controller
 (principal accounting officer)


       /s/ Alfred E. Cleveland*                 /s/ W. R. Cuthbertson, Jr.*
Name:  Alfred E. Cleveland               Name:  W. R. Cuthbertson, Jr.
Title: Director                          Title: Director


       /s/ Ronald E. Deal*                      /s/ A. J. Dooley, Sr.*
Name:  Ronald E. Deal                    Name:  A. J. Dooley, Sr.
Title: Director                          Title: Director


       /s/ Joe L. Dudley, Sr.*                  /s/ Tom D. Efird*
Name:  Joe L. Dudley, Sr.                Name:  Tom D. Efird
Title: Director                          Title: Director


       /s/ O. William Fenn, Jr.*                /s/ Paul s. Goldsmith*
Name:  O. William Fenn, Jr.              Name:  Paul S. Goldsmith
Title: Director                          Title: Director

       /s/ L. Vincent Hackley*                  /s/ Ernest F. Hardee*
Name:  L. Vincent Hackley                Name:  Ernest F. Hardee
Title: Director                          Title: Director


       /s/ Jane P. Helm*                        /s/ Richard Janeway, M.D.*
Name:  Jane P. Helm                      Name:  Richard Janeway, M.D.
Title: Director                          Title: Director


       /s/ J. Ernest Lathem, M.D.*              /s/ James H. Maynard*
Name:  J. Ernest Lathem, M.D.            Name:  James H. Maynard
Title: Director                          Title: Director


       /s/ Joseph A. McAleer, Jr.*              /s/ Albert O. McCauley*
Name:  Joseph A. McAleer, Jr.            Name:  Albert O. McCauley
Title: Director                          Title: Director


       /s/ Dickson McLean, Jr.*                 /s/ Charles E. Nichols*
Name:  Dickson McLean, Jr.               Name:  Charles E. Nichols
Title: Director                          Title: Director


       /s/ L. Glenn Orr, Jr.*                   /s/ A. Winniett Peters*
Name:  L. Glenn Orr, Jr.                 Name:  A. Winniett Peters
Title: Director                          Title: Director


       /s/ Richard L. Player, Jr.*              /s/ C. Edward Pleasants, Jr.*
Name:  Richard L. Player, Jr.            Name:  C. Edward Pleasants, Jr.
Title: Director                          Title: Director


                                                /s/ E. Rhone Sasser*
Name:  Nido R. Qubein                    Name:  E. Rhone Sasser
Title: Director                          Title: Director


       /s/ Jack E. Shaw*                        /s/ Harold B. Wells*
Name:  Jack E. Shaw                      Name:  Harold B. Wells
Title:  Director                         Title: Director



Name:  A. Tab Williams, Jr.
Title: Director


*By:   /s/ Jerone C. Herring
       Jerone C. Herring
       Attorney-in-Fact

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